Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS
2018 SECOND QUARTER RESULTS
New construction franchise agreements increased 36 percent

ROCKVILLE, Md. (August 8, 2018) - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest hotel companies, today reported its results for the three months ended June 30, 2018. Highlights include:

•
Net income was $79.8 million, or $1.40 per diluted share, for the second quarter of 2018. Adjusted net income, excluding certain items described in Exhibit 6, increased 49 percent to $63.4 million from the 2017 second quarter.

•	Adjusted diluted earnings per share (EPS) were $1.11 for the second quarter of 2018, a 48-percent increase from the 2017 second quarter.

•	Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for the second quarter 2018 were $94.3 million, an increase of 20 percent from the same period of 2017.

•	Total revenues for the three months ended June 30, 2018 increased 13 percent from the second quarter of 2017 to $295.4 million.

•	The company raised its full-year guidance for adjusted EBITDA to a range between $333 million to $339 million and adjusted EPS to a range between $3.71 to $3.77.

•	The company repurchased 0.4 million shares of common stock for an aggregate cost of $29 million during the second quarter. Year-to-date share repurchases now total approximately $71 million.

•	Choice Privileges, the company’s award-winning loyalty program, surpassed 37 million members.

“Choice Hotels’ long-term strategy of investing in our brands is paying off, as demonstrated by our strong financials, robust development pipeline, and powerful franchisee base,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “We are pleased with our first-half development results, which exceeded our 2017 performance by 10 percent. In addition, the continued growth in lodging demand and Choice’s strong performance resulted in a 20-percent increase in adjusted EBITDA. We’re optimistic that our performance will continue through year-end and into 2019.”

Additional details for the company’s hotel franchising business 2018 second-quarter results are as follows:

Overall Results

•	Total hotel franchising revenues for the second quarter increased 14 percent from the second quarter of the prior year to $134.8 million.

•	Adjusted EBITDA from hotel franchising activities for the second quarter increased 18 percent from the second quarter of the prior year to $95.8 million.

•	Adjusted hotel franchising margins for the second quarter increased 90 basis points to 68.2 percent from the second quarter of the prior year.

Royalties

•	Domestic royalty fees for the second quarter totaled $97.6 million, a 13-percent increase from the second quarter of the prior year.

•
Domestic systemwide revenue per available room (RevPAR) increased 2.7 percent compared to the same period of the prior year. Average daily rates and occupancy rates increased 2.4 percent and 20 basis points, respectively, for the second quarter of 2018 compared to the same period of the prior year.

•	Effective domestic royalty rate increased 15 basis points for the second quarter compared to the same period of the prior year.

•	The number of domestic franchised hotels and rooms, as of June 30, 2018, increased 6.5 percent and 8.8 percent, respectively, from June 30, 2017.

Development

•	New executed domestic franchise agreements totaled 188 in the second quarter of 2018, an increase of 7 percent from the same period of the prior year.

•	The company awarded 34 new domestic extended-stay franchise agreements, including 13 WoodSpring franchise agreements, an increase of 143 percent over the same period of the prior year.

•	New construction domestic franchise agreements increased 36 percent in the second quarter of 2018 from the comparable period of 2017.

•	The company’s total domestic pipeline of hotels awaiting conversion, under construction, or approved for development, as of June 30, 2018, increased 32 percent to 950 hotels from June 30, 2017.

•	The new-construction domestic pipeline totaled 701 hotels at June 30, 2018, a 34-percent increase from June 30, 2017, and the conversion pipeline increased 26 percent to 249 hotels.

Tax Reform

On December 22, 2017, the “Tax Cut and Jobs Act” (“Act”), was signed into law. The Act, among other changes, reduces the corporate income tax rate to 21 percent. The Act, as well as certain non-recurring discrete tax items, reduced the company’s effective income tax rate for the second quarter of 2018 to 20.2 percent compared to 33.7 percent for the same period of the prior year. The effective income tax rate for the six months ended June 30, 2018, was 19.6 percent compared to 32.3 percent for the same period of 2017.

Use of Cash Flows

Dividends
During the six months ended June 30, 2018, the company paid cash dividends totaling approximately $24 million. Based on the current quarterly dividend rate of $0.215 per share of common stock, the company expects to pay dividends of approximately $49 million during 2018.

Stock Repurchases
During the six months ended June 30, 2018, the company repurchased approximately $71 million in shares of common stock under its stock repurchase program, as well as repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. At June 30, 2018, the company had authorization to purchase up to 3.2 million additional shares of common stock under its share repurchase program.

Hotel Development & Financing
Pursuant to its program to encourage acceleration of the growth of the upscale Cambria Hotels brand, the company advanced approximately $40 million in support of the brand’s development during the six months ended June 30, 2018. The company also recycled approximately $8 million of prior investments in Cambria Hotels development projects, resulting in net advances of $32 million for the six months ended June 30, 2018. Advances under this program are primarily in the form of joint-venture investments, forgivable key money loans, senior mortgage loans, development loans, and mezzanine lending as well as through the operation of a land-banking program. As of June 30, 2018, the company had approximately $280 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint-venture investments, the company generally expects to recycle these loans and investments within a five-year period.

Revenue Recognition

Effective January 1, 2018, the company adopted the new revenue recognition standard (“ASC 606”) on a full retrospective basis. As a result, the condensed financial statements for the three and six months ended June 30, 2017, have been recast. The adoption of ASC 606 did not change the timing of cash flows or cash available for return to shareholders but did alter the timing of earnings recognition. In addition, the adoption of ASC 606 resulted in changes in classifications of certain items within the company’s financial statements. The provisions of ASC 606 impacted the company’s revenue recognition as follows:

•
Initial and relicensing fees earned upon execution of a franchise agreement are recognized as revenue ratably as services are provided over the enforceable period of the franchise license arrangement. This represents a change from prior practice, whereby the company typically recognized revenue for initial and relicensing fees in full in the period of agreement execution.

•
Sales commissions, which are paid upon the execution of a franchise agreement, are recognized ratably over the period a hotel is expected to remain in they company's franchise system rather than expensed as incurred.

•	Amortization of franchise agreement acquisition costs are recognized as a reduction of revenue rather than as a component of depreciation and amortization.

•
Revenue related to the Choice Privileges program, which is reported as a component of marketing and reservation system fees, is deferred as points are awarded and recognized upon point redemption, net of reward reimbursements paid to a third-party. Previously, revenue was recognized on a gross basis at the time the points were issued with a corresponding deferral of revenue equal to the expected future costs of the award. Deferred revenue was then recognized as actual points were redeemed and costs for those redemptions incurred.

ASC 606 also impacted the company’s accounting for surpluses and deficits generated from marketing and reservation system activities. The company has historically, consistent with its existing agreements, not earned a profit or generated a loss from marketing and reservation activities, and as a result, the company recorded excess marketing and reservation system revenues or expenses as assets or liabilities on the company’s balance sheet prior to the adoption of ASC 606. However, as a result of the adoption of ASC 606, the company is no longer permitted under US GAAP to defer revenues and expenses or records assets and liabilities when system revenues exceed expenses in the current period or vice versa. The company intends to manage these activities to break-even over time but anticipates that net income or loss may be generated quarterly due to the seasonal nature of the hotel industry and annually based on the level of investments needed for new initiatives that benefit the company’s franchisees. Given the company’s intentions with respect to marketing and reservation system activities and its obligations to franchisees, the company has excluded the financial impact of these programs from its adjusted financial metrics.

Outlook
The company’s consolidated 2018 outlook reported below includes the forecasted results of the WoodSpring acquisition from February 1, 2018 through December 31, 2018. In addition, the company’s EBITDA and diluted EPS guidance has been prepared based on the impact of the new revenue recognition guidance. The estimate of the allocation of the purchase price of WoodSpring and the impact of ASC 606 on the company’s forecasted results is preliminary and subject to change.
The adjusted numbers in the company’s outlook exclude the projected impact of integration- and acquisition-related costs as well as the net surplus or deficit generated from the company’s marketing and reservation system activities. See Exhibit 7 for the calculation of adjusted forecasted results and the reconciliation to the comparable GAAP measures.
Consolidated Outlook

•	Net income for full-year 2018 is expected to range between $206 million and $210 million, or $3.62 to $3.68 per diluted share.

•	Adjusted diluted EPS for full-year 2018 is expected to range between $3.71 and $3.77. The company expects full-year 2018 adjusted net income to range between $211 million and $215 million.

•	Adjusted EBITDA for full-year 2018 is expected to range between $333 million and $339 million.

•	The effective tax rate is expected to be approximately 22.5 percent for third quarter 2018 and 21 percent for full-year 2018.

•	The company’s third-quarter 2018 adjusted diluted EPS is expected to range between $1.13 and $1.17.

•
Adjusted diluted EPS estimates are based on the current number of shares of common stock outstanding and, therefore, do not reflect any subsequent changes that may occur due to new equity grants or further repurchases of common stock under the company’s stock repurchase program.

•
The adjusted diluted EPS and consolidated adjusted EBITDA estimates assume that the company incurs net reductions in adjusted EBITDA related to non-hotel franchising activities at the midpoint of the range for these investments.

Hotel Franchising

•	Adjusted EBITDA from hotel franchising activities for full-year 2018 is expected to range between $337 million and $343 million.

•	Net domestic unit growth for 2018 is expected to range between 7 percent and 8 percent.

•	Domestic RevPAR is expected to increase between 0 percent and 1.5 percent for the third quarter and between 1.5 percent and 3.0 percent for full-year 2018.

•	The domestic effective royalty rate is expected to increase between 11 and 14 basis points for full-year 2018 as compared to full-year 2017.

Non-Hotel Franchising Activities

•	Net reductions in full-year 2018 adjusted EBITDA relating to the company’s non-hotel franchising operations are expected to range between approximately $3 million and $5 million.

Conference Call
Choice Hotels International will conduct a conference call on Wednesday, August 8, 2018, at 10:00 a.m. ET to discuss the company’s 2018 second-quarter results. The dial-in number to listen to the call domestically is 877-870-4263 and the number for international participants is 1-412-317-0790. A live webcast will also be available on the company’s investor relations website, http://investor.choicehotels.com/, and can be accessed via the Events and Presentations tab.

About Choice Hotels
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest and most successful lodging franchisors in the world. With more than 6,800 hotels, representing more than 550,000 rooms, in over 40 countries and territories, the Choice family of hotel brands provide business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended stay and economy segments. Choice Privileges®, an award-winning loyalty program, offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock, future operations, and expected benefits from the Tax Cuts and Jobs Act, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness.  These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual report on Form 10-K for 2017 and our quarterly reports filed on Form 10-Q.  Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measurements
The company evaluates its operations utilizing the performance metrics of Adjusted EBITDA, hotel franchising revenues, adjusted hotel franchising SG&A, Adjusted EBITDA from hotel franchising activities, adjusted hotel franchising margins, adjusted net income and adjusted diluted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited.

We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude acquisition related transition and transaction costs to allow for period-over-period comparison of ongoing core operations before the impact of these charges.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark to market adjustments on non-qualified retirement plan investments and surplus or deficits generated by marketing and reservation system activities. We consider adjusted EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise agreement acquisition costs. These differences can result in considerable variability in the relative asset costs, estimated lives and therefore the depreciation and amortization expense among companies. Mark to market adjustments on non-qualified retirement plan investments recorded in SG&A are excluded from EBITDA as the company accounts for these investments in accordance with accounting for deferred compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from marketing and reservation activities are excluded as the company’s franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services such as central reservation and property management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Diluted Earnings Per Share: Adjusted net income and diluted EPS excludes the impact of surpluses or deficits generated from marketing and reservation system activities. Surpluses and deficits generated from marketing and reservation activities are excluded as the company’s franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services such as central reservation and property management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted diluted EPS to be an indicator of operating performance because excluding these items allows for period-over period comparisons of our ongoing operations.

Hotel Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A and Margins: The company reports hotel franchising revenues, adjusted hotel franchising EBITDA, adjusted franchising hotel SG&A and margins which exclude marketing and reservation system activities; the SkyTouch Technology division; vacation rental activities, including operations that provide Software as a Service (“SaaS”) technology solutions to vacation rental management companies; and revenue generated from the ownership of an office building that is leased to a third-party. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded as the company’s franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services such as central reservation and property management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental activities are excluded since they do not reflect the company’s core franchising business but are adjacent, complementary lines of business.

Contacts
Scott Oaksmith, SVP, Finance & Chief Accounting Officer
(301) 592-6659
Lorri Christou, Vice President, External Communications & Public Relations
(301) 592-5044

© 2018 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2018	2017	$	%	2018	2017	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$103,219	$91,599	$11,620	13%	$179,917	$159,893	$20,024	13%
Initial franchise and relicensing fees	6,481	5,728	753	13%	12,695	11,534	1,161	10%
Procurement services	17,833	14,372	3,461	24%	27,771	21,735	6,036	28%
Marketing and reservation system	157,347	140,477	16,870	12%	264,348	239,330	25,018	10%
Other	10,561	8,840	1,721	19%	20,104	17,392	2,712	16%
Total revenues	295,441	261,016	34,425	13%	504,835	449,884	54,951	12%

OPERATING EXPENSES

Selling, general and administrative	46,270	44,038	2,232	5%	87,134	77,783	9,351	12%
Depreciation and amortization	3,669	1,659	2,010	121%	6,722	3,385	3,337	99%
Marketing and reservation system	136,568	128,780	7,788	6%	255,796	236,774	19,022	8%
Total operating expenses	186,507	174,477	12,030	7%	349,652	317,942	31,710	10%

Gain on sale of land and building, net	82	—	82	NM	82	—	82	NM

Operating income	109,016	86,539	22,477	26%	155,265	131,942	23,323	18%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,705	11,280	425	4%	23,014	22,485	529	2%
Interest income	(1,643)	(1,438)	(205)	14%	(3,252)	(2,702)	(550)	20%
Other (gains) losses	(503)	(576)	73	(13)%	(383)	(1,473)	1,090	(74)%
Equity in net (income) loss of affiliates	(567)	859	(1,426)	(166)%	5,401	2,939	2,462	84%
Total other income and expenses, net	8,992	10,125	(1,133)	(11)%	24,780	21,249	3,531	17%

Income before income taxes	100,024	76,414	23,610	31%	130,485	110,693	19,792	18%
Income taxes	20,185	25,729	(5,544)	(22)%	25,560	35,739	(10,179)	(28)%
Net income	$79,839	$50,685	$29,154	58%	$104,925	$74,954	$29,971	40%

Basic earnings per share	$1.41	$0.90	$0.51	57%	$1.85	$1.33	$0.52	39%

Diluted earnings per share	$1.40	$0.89	$0.51	57%	$1.83	$1.32	$0.51	39%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	June 30,	December 31,
	2018	2017

ASSETS

Cash and cash equivalents	$37,148	$235,336
Accounts receivable, net	186,034	125,870
Other current assets	59,970	39,223
Total current assets	283,152	400,429

Intangible assets, net	248,469	100,492
Goodwill	173,741	80,757
Investments in unconsolidated entities	133,478	134,226
Property and equipment, net	112,567	83,374
Notes receivable, net of allowances	78,921	80,136
Investments, employee benefit plans, at fair value	20,349	20,838
Other assets	72,339	94,939
Total assets	$1,123,016	$995,191

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$72,266	$67,839
Accrued expenses and other current liabilities	73,940	84,315
Deferred revenue	58,190	52,142
Current portion of long-term debt	1,099	1,232
Liability for guest loyalty program	81,178	79,123
Total current liabilities	286,673	284,651

Long-term debt	795,124	725,292
Deferred revenue	103,754	98,459
Liability for guest loyalty program	48,592	48,701
Deferred compensation & retirement plan obligations	24,866	25,566
Other liabilities	67,959	71,123

Total liabilities	1,326,968	1,253,792

Total shareholders' deficit	(203,952)	(258,601)

Total liabilities and shareholders' deficit	$1,123,016	$995,191

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months Ended June 30,

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$104,925	$74,954

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,722	3,385
Depreciation and amortization - marketing and reservation system	10,048	10,157
Franchise agreement acquisition cost amortization	4,375	3,305
(Gain) loss on sale of assets, net	(82)	4
Provision for bad debts, net	4,356	1,707
Non-cash stock compensation and other charges	7,716	8,082
Non-cash interest and other (income) loss	808	(274)
Deferred income taxes	3,828	(732)
Equity in net losses from unconsolidated joint ventures, less distributions received	6,702	3,543
Franchise agreement acquisition costs, net of reimbursements	(20,326)	(14,108)
Change in working capital items & other, net of acquisition	(65,258)	(25,915)

NET CASH PROVIDED BY OPERATING ACTIVITIES	63,814	64,108

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(21,611)	(10,687)
Investment in intangible assets	(1,329)	(2,228)
Business acquisition, net of cash acquired	(231,317)	—
Proceeds from sales of assets	3,052	—
Contributions to equity method investments	(7,206)	(42,127)
Distributions from equity method investments	1,210	1,696
Purchases of investments, employee benefit plans	(2,047)	(1,736)
Proceeds from sales of investments, employee benefit plans	1,828	2,094
Issuance of mezzanine and other notes receivable	(19,005)	(14,977)
Collections of mezzanine and other notes receivable	3,505	552
Other items, net	232	110

NET CASH USED IN INVESTING ACTIVITIES	(272,688)	(67,303)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facilities	69,000	23,200
Proceeds from the issuance of long-term debt	352	—
Principal payments on long-term debt	(362)	(309)
Debt issuance costs	(914)	—
Purchase of treasury stock	(70,573)	(7,414)
Dividends paid	(24,454)	(24,333)
Proceeds from transfer of interest in notes receivable	173	—
Proceeds from exercise of stock options	38,059	6,590

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	11,281	(2,266)

Net change in cash and cash equivalents	(197,593)	(5,461)
Effect of foreign exchange rate changes on cash and cash equivalents	(595)	955
Cash and cash equivalents at beginning of period	235,336	202,463

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$37,148	$197,957

CHOICE HOTELS INTERNATIONAL, INC AND SUBSIDIARIES										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2018			For the Six Months Ended June 30, 2017			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$93.46	64.3%	$60.07	$92.00	64.7%	$59.48	1.6%	(40)	bps	1.0%
Comfort Suites	97.95	69.8%	68.36	96.16	69.3%	66.65	1.9%	50	bps	2.6%
Sleep	84.64	65.1%	55.10	82.29	65.0%	53.51	2.9%	10	bps	3.0%
Quality	79.09	59.4%	46.98	77.45	58.5%	45.32	2.1%	90	bps	3.7%
Clarion	83.37	57.5%	47.94	82.30	58.9%	48.45	1.3%	(140)	bps	(1.1)%
Econo Lodge	61.73	53.9%	33.25	60.64	53.2%	32.26	1.8%	70	bps	3.1%
Rodeway	62.75	55.8%	35.03	62.61	55.1%	34.51	0.2%	70	bps	1.5%
WoodSpring(1)	45.81	80.0%	36.66	41.42	79.5%	32.95	10.6%	50	bps	11.3%
MainStay	81.40	69.4%	56.46	74.51	67.1%	49.99	9.2%	230	bps	12.9%
Suburban	54.86	76.1%	41.74	51.74	76.2%	39.44	6.0%	(10)	bps	5.8%
Cambria Hotels	143.98	70.8%	101.88	133.34	72.9%	97.16	8.0%	(210)	bps	4.9%
Ascend Hotel Collection	124.97	56.7%	70.86	123.71	54.1%	66.96	1.0%	260	bps	5.8%
Total	$80.59	62.8%	$50.58	$78.65	62.4%	$49.05	2.5%	40	bps	3.1%

	For the Three Months Ended June 30, 2018			For the Three Months Ended June 30, 2017			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$97.22	70.2%	$68.20	$95.96	70.6%	$67.76	1.3%	(40)	bps	0.6%
Comfort Suites	100.38	73.8%	74.07	98.54	73.4%	72.32	1.9%	40	bps	2.4%
Sleep	87.28	70.1%	61.17	84.84	69.9%	59.27	2.9%	20	bps	3.2%
Quality	81.67	64.3%	52.52	80.36	63.6%	51.12	1.6%	70	bps	2.7%
Clarion	86.19	62.6%	53.91	85.70	63.9%	54.76	0.6%	(130)	bps	(1.6)%
Econo Lodge	64.10	58.1%	37.21	63.31	57.6%	36.48	1.2%	50	bps	2.0%
Rodeway	64.92	59.4%	38.59	64.94	58.7%	38.12	0.0%	70	bps	1.2%
WoodSpring(1)	46.60	81.6%	38.00	42.31	82.1%	34.75	10.1%	(50)	bps	9.4%
MainStay	84.68	74.9%	63.39	76.88	72.4%	55.62	10.1%	250	bps	14.0%
Suburban	56.23	78.6%	44.22	52.42	78.2%	41.00	7.3%	40	bps	7.9%
Cambria Hotels	155.55	74.6%	115.99	142.23	77.2%	109.78	9.4%	(260)	bps	5.7%
Ascend Hotel Collection	132.25	60.0%	79.39	129.17	56.8%	73.32	2.4%	320	bps	8.3%
Total	$83.64	67.2%	$56.23	$81.67	67.0%	$54.73	2.4%	20	bps	2.7%

Effective Royalty Rate

	For the Quarter Ended		For the Six Months Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017

System-wide(1)	4.74%	4.59%	4.73%	4.58%

(1) WoodSpring was acquired on February 1, 2018, however, ADR, Occupancy and RevPAR reflect operating performance for the three and six months ended June 30, 2018 and 2017 as if the brand had been acquired on January 1, 2017

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES							Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2018		June 30, 2017		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,071	83,753	1,093	84,956	(22)	(1,203)	(2.0)%	(1.4)%
Comfort Suites	568	44,128	565	43,721	3	407	0.5%	0.9%
Sleep	387	27,579	385	27,574	2	5	0.5%	0.0%
Quality	1,584	122,850	1,493	116,961	91	5,889	6.1%	5.0%
Clarion	166	21,988	163	22,159	3	(171)	1.8%	(0.8)%
Econo Lodge	830	50,568	843	51,757	(13)	(1,189)	(1.5)%	(2.3)%
Rodeway	601	34,292	586	34,085	15	207	2.6%	0.6%
WoodSpring Suites	245	29,386	—	—	245	29,386	NM	NM
MainStay	61	4,263	56	4,074	5	189	8.9%	4.6%
Suburban	52	5,481	59	6,578	(7)	(1,097)	(11.9)%	(16.7)%
Cambria Hotels	37	5,301	31	4,160	6	1,141	19.4%	27.4%
Ascend Hotel Collection	161	13,286	135	10,877	26	2,409	19.3%	22.1%

Domestic Franchises	5,763	442,875	5,409	406,902	354	35,973	6.5%	8.8%
International Franchises	1,120	114,077	1,144	113,322	(24)	755	(2.1)%	0.7%
Total Franchises	6,883	556,952	6,553	520,224	330	36,728	5.0%	7.1%

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES				Exhibit 6
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Hotel Franchising Revenues:
Total Revenues	$295,441	$261,016	$504,835	$449,884
Adjustments:
Marketing and reservation system revenues	(157,347)	(140,477)	(264,348)	(239,330)
Non-hotel franchising activities	(3,255)	(2,557)	(7,027)	(5,112)
Hotel Franchising Revenues	$134,839	$117,982	$233,460	$205,442
Adjusted Hotel Franchising Margins:
Operating Margin:
Total Revenues	$295,441	$261,016	$504,835	$449,884
Operating Income	$109,016	$86,539	$155,265	$131,942
Operating Margin	36.9%	33.2%	30.8%	29.3%
Adjusted Hotel Franchising Margin:
Hotel Franchising Revenues	$134,839	$117,982	$233,460	$205,442

Operating Income	$109,016	$86,539	$155,265	$131,942
Mark to market adjustments on non-qualified retirement plan investments	503	590	386	1,441
Marketing and reservation system reimbursable surplus	(20,779)	(11,697)	(8,552)	(2,556)
Acquisition related transition and transaction costs	720	195	4,956	195
Non-hotel franchising activities operating loss	2,513	3,801	4,777	5,906
Adjusted Hotel Franchising Operating Income	$91,973	$79,428	$156,832	$136,928

Adjusted Hotel Franchising Margins	68.2%	67.3%	67.2%	66.7%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total Selling, General and Administrative Expenses	$46,270	$44,038	$87,134	$77,783
Mark to market adjustments on non-qualified retirement plan investments	(503)	(590)	(386)	(1,441)
Acquisition related transition and transaction costs	(720)	(195)	(4,956)	(195)
Non-hotel franchising activities	(4,779)	(5,415)	(9,774)	(9,095)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$40,268	$37,838	$72,018	$67,052

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$79,839	$50,685	$104,925	$74,954
Income taxes	20,185	25,729	25,560	35,739
Interest expense	11,705	11,280	23,014	22,485
Interest income	(1,643)	(1,438)	(3,252)	(2,702)
Other (gains) losses	(503)	(576)	(383)	(1,473)
Equity in net (income) loss of affiliates	(567)	859	5,401	2,939
Depreciation and amortization	3,669	1,659	6,722	3,385
Gain on sale of land and building, net	(82)	—	(82)	—
Marketing and reservation system reimbursable surplus	(20,779)	(11,697)	(8,552)	(2,556)
Franchise agreement acquisition costs amortization	1,265	1,035	2,490	1,854
Acquisition related transition and transaction costs	720	195	4,956	195
Mark to market adjustments on non-qualified retirement plan investments	503	590	386	1,441
Adjusted EBITDA	$94,312	$78,321	$161,185	$136,261

Hotel franchising	$95,835	$81,179	$163,931	$140,244
Non-hotel franchising activities	(1,523)	(2,858)	(2,746)	(3,983)
	$94,312	$78,321	$161,185	$136,261

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net Income	$79,839	$50,685	$104,925	$74,954
Adjustments:
Marketing and reservation system reimbursable surplus	(16,951)	(8,202)	(6,876)	(1,730)
Acquisition related transition and transaction costs	559	123	3,796	123
Adjusted Net Income	$63,447	$42,606	$101,845	$73,347

Diluted Earnings Per Share	$1.40	$0.89	$1.83	$1.32
Adjustments:
Marketing and reservation system reimbursable surplus	(0.30)	(0.14)	(0.12)	(0.03)
Acquisition related transition and transaction costs	0.01	—	0.07	—
Adjusted Diluted Earnings Per Share (EPS)	$1.11	$0.75	$1.78	$1.29

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES	Exhibit 7
SUPPLEMENTAL INFORMATION - 2018 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2018

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)
2018 Guidance

Net income	$208,400
Income taxes	55,400
Interest expense	47,200
Interest income	(5,900)
Other (gains) losses	(400)
Depreciation and amortization	14,500
Gain on sale of land and building, net	(100)
Franchise agreement acquisition costs amortization	4,900
Equity in net loss of affiliates	4,900
Acquisition related transition and transaction costs	6,900
Marketing and reservation system reimbursable surplus or deficit	—
Mark to market adjustments on non-qualified retirement plan investments	400
Adjusted EBITDA	$336,200

Hotel franchising	$340,200
Non-hotel franchising activities	(4,000)
$336,200

ADJUSTED DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST
(dollar amounts in thousands, except per share amounts)

2018 Guidance

Net income	$208,400
Adjustments
Acquisition related transition and transaction costs	5,451
Marketing and reservation system reimbursable surplus or deficit	—
Adjusted Net Income	$213,851

Diluted Earnings Per Share	$3.65
Adjustments:
Acquisition related transition and transaction costs	0.09
Marketing and reservation system reimbursable surplus or deficit	—
Adjusted Diluted Earnings Per Share (EPS)	$3.74